UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2022 the Board of Directors of Privia Health Group, Inc. (the “Company”) appointed Jeffrey S. Sherman as the Company’s Chief Financial Officer, with employment beginning effective January 1, 2022. Mr. Sherman replaced David Mountcastle as Company’s Chief Financial Officer and principal accounting officer effective January 5, 2022, and Mr. Mountcastle will remain employed by the Company for a transition period through March 31, 2022. Mr. Sherman will serve as the Company’s principal accounting officer until a successor principal accounting officer is appointed.
Mr. Sherman, age 56, most recently served as the Executive Vice President, Chief Financial Officer and Treasurer at HMS, a technology, analytics and engagement solutions provider helping organizations reduce costs and improve health outcomes, from September 2014 to April 2021. Prior to joining HMS, Mr. Sherman served as Executive Vice President and Chief Financial Officer of AccentCare, a healthcare delivery organization, from September 2013 to August 2014. From April 2009 to September 2013, he served as Executive Vice President and Chief Financial Officer of Lifepoint Hospitals, Inc. From September 2005 until April 2009, Mr. Sherman served as Vice President and Treasurer of Tenet Healthcare, where he managed all aspects of corporate finance, including cash flow management and capital structure, and was also responsible for risk management. From 1990 to September 2005, Mr. Sherman served in various capacities for Tenet Healthcare and its predecessor company, including as a hospital chief financial officer and regional vice president. Mr. Sherman received a bachelor’s degree in Finance/Accounting from the University of Colorado, Boulder, and an Executive MBA from the University of California.
Sherman Employment Agreement
In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Sherman. Either party may terminate the Employment Agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the company or for a resignation with good reason. The Employment Agreement provides for an annual base salary of $450,000, and an annual performance bonus target of 100% of annual base salary. Mr. Sherman is eligible for annual equity grants and compensation adjustments commensurate with the chief executive level band, as determined by the Compensation Committee of the Board of Directors, starting in 2023. Mr. Sherman received a sign-on equity grant consisting of stock options valued at $2.9 million and restricted stock units valued at $1.6 million.
In the event that the Company terminates the Employment Agreement without “cause”, or Mr. Sherman resigns for “good reason” (each as defined in the Employment Agreement), subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive for a six month severance period (a) a monthly severance amount equal to his monthly base salary and (b) continued health benefits.
Under the Employment Agreement, Mr. Sherman has agreed not to compete with the Company during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Sherman has agreed not to solicit any of the Company’s clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.
A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement filed herewith.
Mountcastle Transition Letter
In connection with Mr. Mountcastle’s transition, the Company entered into a transition letter agreement (the “Transition Agreement”) with Mr. Mountcastle. Pursuant to the Transition Agreement, Mr. Mountcastle agreed to remain employed by the Company and transition his knowledge, duties and roles to Mr. Sherman until March 31, 2022 (the “Transition Period”). Mr. Mountcastle will be entitled to distribution of his 2021 bonus and will receive his full 2021 bonus at the current accrual level as modified by the Compensation Committee of the Board of Directors. During the Transition period, Mr. Mountcastle will continue to receive his current salary and benefits. At the end of the Transition Period, the Company will pay Mr. Mountcastle a prorated lump sum bonus for 2022 equal to up to 25% of his annual bonus amount. Assuming Mr. Mountcastle remains with the Company during the Transition Period and is otherwise in compliance with the terms of the Transition Agreement, he will be entitled to retain his vested and unvested pre-IPO options with the existing vesting schedule. Mr. Mountcastle’s IPO grants of stock options and awards will be forfeited effective as of his last day with the Company. Mr. Mountcastle has agreed to execute a release of claims in connection with his departure from the Company and as consideration for this release, the Company will pay Mr. Mountcastle severance equal to nine months of his current salary and an amount to cover his COBRA costs for the nine-month period. As a condition of the severance, Mr. Mountcastle’s non-compete and non-solicitation agreements will remain in effect until December 31, 2023.
A copy of the Transition Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement filed herewith.
Item 7.01 Regulation FD Disclosure.

On January 6, 2022, the Company issued a press release announcing the appointment of Mr. Sherman as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit:

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 2, 2022, between the Company and Jeffrey S. Sherman.
10.2	Transition Letter Agreement, dated as of January 6, 2022, between the Company and David Mountcastle.
99.1	Press release dated January 6, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: January 6, 2022	By:	/s/ Shawn Morris

Name: Shawn Morris
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 2, 2022, between the Company and Jeffrey S. Sherman.
10.2	Transition Letter Agreement, dated as of January 6, 2022, between the Company and David Mountcastle.
99.1	Press release dated January 6, 2022.